UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
          ------------------------------------------------------------

        Date of Report (Date of earliest event reported): March 22, 2006
                                (March 24, 2005)


Commission file number: 0-22773



                            NETSOL TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)

          NEVADA                                              95-4627685
(State or other Jurisdiction of                          (I.R.S. Employer NO.)
Incorporation or Organization)


              23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
               (Address of principal executive offices) (Zip Code)

                         (818) 222-9195 / (818) 222-9197
           (Issuer's telephone/facsimile numbers, including area code)


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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Internal Review.

On March 24, 2005, we filed an 8-K disclosing the restatement of aspects of our financial statements on our 10-KSB for the period ended June 30, 2004 and our quarterly reports on Form 10-QSB for the periods ended September 30, 2004 and December 31, 2004. Subsequent SEC comments led to further adjustments to these filings and for the period ended March 31, 2004 and the year ended June 30, 2005. This filing summarizes the financial modifications already disclosed in our March 24, 2005 current report and the as-filed modifications to the subsequent reports.

As a result of these discussions, the Company concluded that the amount of impairment of goodwill was over-recorded and classified as amortization expense, the expense due to issuance of warrants in connection with the PIPE financing was recorded as finance charges instead of charging it against the gross proceeds of the private placement, the beneficial conversion feature of the convertible debenture was overstated and the amount due by officers on an exercise of options hadn't been properly reflected on the financial statements and these exercise of options had been recorded as receivables as of June 30, 2004. In addition for the period ended March 31, 2005, the amount of deferred liability in connection with the acquisition of CQ Systems was over-stated.

The restatement of the Balance Sheet for the fiscal year ended June 30, 2004 increased Net Shareholder's Equity from $7.1 million to $7.3 million. The restatement of the Statement of Operations reduced the net loss to approximately $2.6 million, or a net loss per share of $0.32 versus the previously stated net loss of approximately $3 million, or a net loss per share of $0.38.

Subsequent to the issuance of the Company's financial statements for the three months ended September 30, 2004 and 2003, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense. In addition, the beneficial conversion feature of the convertible debenture was overstated and loans to officers hadn't been properly reflected on the financial statements and the exercise of options against these loans had been recorded as receivables as of June 30, 2004.

Subsequent to the issuance of the Company's financial statements for the six months ended December 31, 2004 and 2003, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense. In addition, the beneficial conversion feature of the convertible debenture was overstated and loans to officers hadn't been properly reflected on the financial statements and the exercise of options against these loans had been recorded as receivables as of June 30, 2004.

The restatement of the Balance Sheet for the first six months of fiscal 2005 ended December 31, 2004 increased the Net Shareholders Equity from $10.6 million to $11.0 million. The restatement of the Statement of Operations increased net income to $318,380, or basic net income per share of $0.03 versus previously stated net income of approximately $78,692, or basic net income per share of $0.01.

The Chief Financial Officer, after consultation with the audit committee, has discussed the matters disclosed in this Current Report on Form 8-K with Kabani & Company, Certified Public Accountants. The following previously issued audit report, and interim reviews related to the previously issued financial statements and quarterly reports have been restated and, the restated information is contained in the following forms filed with the SEC: the 10-KSB/As for the periods ending June 30, 2004 and June 30, 2005 filed on March 21, 2005; the 10-QSB/A for the period ended September 30, 2004 filed on March 21, 2006, the 10-QSB/A for the period ended December 31, 2004 filed on March 21, 2006, and the 10-QSB/A for the period ended March 31, 2005 filed on March 21, 2006.

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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date:    March 22, 2006                              /s/ Naeem Ghauri
                                                     ---------------------------
                                                     NAEEM GHAURI
                                                     Chief Executive Officer


Date:    March 22, 2006                              /s/  Tina Gilger
                                                     ---------------------------
                                                     TINA GILGER
                                                     Chief Financial Officer

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